UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2011

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South
San Francisco, California 94158
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on June 14, 2011 (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated May 5, 2011 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors of the Company until the 2014 Annual Meeting of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Joseph J. Krivulka	88,925,919	1,157,620	356,425	13,287,154
Howard W. Robin	89,861,639	540,437	37,888	13,287,154
Dennis L. Winger	89,862,871	498,935	78,158	13,287,154

In addition to the directors elected above, Robert B. Chess, R. Scott Greer,  Christopher A. Kuebler, Lutz Lingnau, Susan Wang and Roy A. Whitfield continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal to ratify the appointment, by the audit committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011, as described in the proxy materials, was approved with approximately 99.6% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.3% voting against the proposal.

For	Against	Abstain
103,271,419	353,458	102,241

Proposal 3

The proposal to approve the compensation of the Company’s Named Executive Officers, on a non-binding advisory basis, was approved with approximately 83.1% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 16.8% voting against the proposal.

For	Against	Abstain
75,133,194	15,187,406	119,364

Proposal 4

The stockholders recommended, on a non-binding advisory basis, that future non-binding advisory stockholder votes on the compensation of the Company’s Named Executive Officers should occur every year, with approximately 88.6% of the shares present or represented and voting at the Annual Meeting voting for every year, 0.2% voting for every two years and 11.3% voting for every three years.

Every Year	Every 2 years	Every 3 Years	Abstain
80,072,103	156,004	10,183,571	28,286

Based on these results, the Company has determined to hold a non-binding advisory vote on the compensation of the Company’s Named Executive Officers every year, until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers. An advisory vote on the frequency of future advisory votes on the compensation paid to the Company’s Named Executive Officers is required to be held at least once every six years. “Named Executive Officers” means the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and the Company’s other three most highly compensated executive officers who were serving as executive officers at the end of the Company’s last completed fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date:	June 17, 2011	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie General Counsel and Secretary